UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2012

CHINA YIDA HOLDING, CO.
(Exact name of registrant as specified in its charter)

Delaware	000-26777	50-0027826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28/F Yifa Building
No. 111 Wusi Road
Fuzhou, Fujian, P. R. China
 (Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: +86 (591) 2830 8999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On July 8, 2012, China Yida Holding Co. (the “Company”) held its 2012 Annual Meeting of Stockholders.  The stockholders of the Company voted on two proposals at the annual meeting.  For more information on the following proposals, see the Company’s Proxy Statement (the “2012 Proxy Statement”) filed with the United States Securities and Exchange Commission on Schedule 14A on June 6, 2012, the relevant portions of which are incorporated herein by reference.  Below are the final voting results.

1. Election of Directors. The first proposal was the re-election of five directors to serve as members of the Board of Directors until the 2013 Annual Meeting of Stockholders or until their successors are duly elected.

Nominee	For	Withheld	Broker Non-Vote
Minhua Chen	15,080,118	72,112	2,708,876
Yanling Fan	15,078,218	74,012	2,708,876
Michael Marks	15,080,120	72,112	2,708,876
Chunyu Yin	15,137,712	14,518	2,708,876
Fucai Huang	15,137,712	14,518	2,708,876

2.  Ratification of the Appointment of Independent Registered Public Accounting Firm.  The second proposal was the ratification of the appointment of KCCW Accountancy Corp. as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2012.  There were no broker non-votes as to this proposal.

For	Against	Abstain
17,846,628	11,848	2,630

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YIDA HOLDING, CO.

Dated: July 13, 2012	By:	/s/Minhua Chen
Name: Minhua Chen
Title: Chief Executive Officer